Exhibit 99.1

ADM Reports Adjusted Second Quarter 2014 Earnings of $0.77 per Share
Adjusted EPS up 67 percent from year-ago period
Net earnings of $533 million or $0.81 per share

DECATUR, Ill., Aug. 5, 2014 – Archer Daniels Midland Company (NYSE: ADM) today reported financial results for the quarter ended June 30, 2014.

The company reported adjusted earnings per share1 of $0.77, up from $0.46 in the same period last year. Adjusted segment operating profit1 was $819 million, up 32 percent from $621 million in the year-ago period.

Net earnings for the quarter were $533 million, or $0.81 per share, and segment operating profit1 was $888 million.

“In the second quarter, the ADM team continued to execute very well and delivered strong results. We capitalized on robust ethanol demand, a recovery of U.S. grain export volumes and continuing strong demand for oilseeds products,” said ADM Chairman and CEO Patricia Woertz.

“The team also continues to drive improved returns, with this quarter’s ROIC showing a 200-basis-point improvement over last year.

“Today, the crops in North America and Europe are developing nicely, so we are preparing for what could be very large harvests.”

Second Quarter 2014 Highlights1

•	Adjusted EPS of $0.77 excludes approximately $73 million in pretax LIFO income, or $0.07 per share, and $31 million in pretax costs related to restructuring, or about $0.03 per share.

•	Oilseeds Processing increased $18 million, as continued good North American crushing results were partially offset by weaker origination results in South America and lower results from Wilmar.

•	Corn Processing increased $69 million on strong ethanol demand and steady sweetener volumes.

•	Agricultural Services increased $122 million, driven by strong U.S. exports and significantly improved results from international merchandising.

•	Trailing four-quarter-average adjusted ROIC increased 200 basis points year over year.

•	The net debt position[2] of the company declined to $3.6 billion, compared to $5.5 billion in the same period last year, which also resulted in a lower net interest expense.

•	ADM repurchased 7.2 million shares during the quarter, bringing year-to-date buybacks to 11.5 million shares for about $500 million.

1 These are non-GAAP financial measures; see pages 4 and 9 for explanations and reconciliations.
2 Total debt less cash and cash equivalents and short-term marketable securities.

Oilseeds Earnings Steady with Strong N.A. Crush Offset by Weaker S.A. Origination and Wilmar

Oilseeds operating profit of $328 million represented an increase of $18 million from the same period one year earlier. These numbers exclude a negligible charge for cocoa hedge timing effects, versus a gain of $11 million, or $0.01 per share, in the year-ago period.

Crushing and origination operating profit declined $22 million to $163 million. North and South American soybean crushing operations and North American canola crushing operations all saw good volumes and margins. Those were offset by lower results from South American origination amid slower farmer selling.

Refining, packaging, biodiesel and other generated a profit of $119 million for the quarter, up $26 million with good volumes and margins for refined and packaged oils in South America and record results for lecithin and protein specialties.

Cocoa and other earned $20 million in the quarter, up $37 million from the year-ago period, reflecting the improved margin environment in the cocoa business.

Oilseeds results in Asia for the quarter were down $23 million from the same period last year, principally reflecting lower results from Wilmar International Limited.

Corn Processing Results Improved Significantly on Strong Performances Across the Segment

Corn processing operating profit of $277 million represented an increase of $69 million from the same period one year earlier. These numbers exclude positive timing effects of $70 million, or $0.07 per share, versus $15 million, or $0.01 per share, in the year-ago period.

Sweeteners and starches results increased $25 million to $136 million on steady volumes, with lower average selling prices offset by lower net corn costs.

Bioproducts results increased $44 million to $141 million driven by strong demand and good margins in ethanol.

Agricultural Services Results Improve on Strong U.S. Grain Exports and International Merchandising

Agricultural Services operating profit was $203 million, up $122 million from the year-ago period.

Merchandising and handling earnings increased $101 million to $115 million, amid strong U.S. export volumes, partial recovery of a loss reserve, and continued improvement in international merchandising results.

Transportation results increased $24 million to $27 million with southbound barge freight utilization driven by strong U.S. exports, and with good northbound utilization.

Milling and other results were essentially flat as lower milling results were offset by strong performance by the edible bean business.

Other Items of Note

This quarter’s effective tax rate was 28 percent, versus 29 percent in the same period last year.

As additional information to help clarify underlying business performance, the tables on page 9 include both adjusted EPS as well as adjusted EPS excluding significant timing effects.

Conference Call Information

ADM will host a conference call and audio webcast on Aug. 5, 2014, at 8 a.m. Central Time to discuss financial results and provide a company update. A financial summary slide presentation will be available to download approximately 60 minutes prior to the call.

To listen to the call via the Internet or to download the slide presentation, go to www.adm.com/webcast. To listen by telephone, dial (888) 522-5398 in the U.S. or (706) 902-2121 if calling from outside the U.S. The access code is 69056477.

Replay of the call will be available from Aug. 6, 2014, to Aug. 12, 2014. To listen to the replay by telephone, dial (855) 859-2056 in the U.S. or (404) 537-3406 if calling from outside the U.S. The access code is 69056477. The replay will also be available online for an extended period of time at www.adm.com/webcast.

About ADM

For more than a century, the people of Archer Daniels Midland Company (NYSE: ADM) have transformed crops into products that serve vital needs. Today, 31,000 ADM employees around the globe convert oilseeds, corn, wheat and cocoa into products for food, animal feed, industrial and energy uses. With more than 270 processing plants, 470 crop procurement facilities, and the world’s premier crop transportation network, ADM helps connect the harvest to the home in more than 140 countries. For more information about ADM and its products, visit www.adm.com.

Archer Daniels Midland Company

Media Relations
David Weintraub
217-424-5413

Investor Relations
Case McGee
217-451-8286

Financial Tables Follow

Segment Operating Profit and Corporate Results
A non-GAAP financial measure
(unaudited)

	Quarter ended June 30			Six months ended June 30
(In millions)	2014	2013	Change	2014	2013	Change
Oilseeds Processing Operating Profit
Crushing and origination	$163	$185	$(22)	$324	$341	$(17)
Refining, packaging, biodiesel, and other	119	93	26	232	201	31
Cocoa and other (excluding timing effects)	20	(17)	37	50	(44)	94
Cocoa hedge timing effects*	(1)	11	(12)	(25)	16	(41)
Asia	26	49	(23)	80	120	(40)
Total Oilseeds Processing	$327	$321	$6	$661	$634	$27
Corn Processing Operating Profit
Sweeteners and starches (excluding timing effects)	$136	$111	$25	$243	$231	$12
Bioproducts (excluding timing effects )	141	97	44	295	174	121
Corn hedge timing effects*	70	15	55	5	(29)	34
Total Corn Processing	$347	$223	$124	$543	$376	$167
Agricultural Services Operating Profit
Merchandising and handling	$115	$14	$101	$184	$100	$84
Milling and other	61	64	(3)	112	123	(11)
Transportation	27	3	24	60	9	51
Total Agricultural Services	$203	$81	$122	$356	$232	$124
Other Operating Profit
Financial	$11	$22	$(11)	$19	$35	$(16)
Total Other	$11	$22	$(11)	$19	$35	$(16)

Segment Operating Profit	$888	$647	$241	$1,579	$1,277	$302
*Memo: Adjusted Segment Operating Profit	$819	$621	$198	$1,599	$1,290	$309

Corporate Results
LIFO credit (charge)	$73	$(39)	$112	$(86)	$(73)	$(13)
Interest expense - net	(78)	(104)	26	(171)	(209)	38
Unallocated corporate costs	(109)	(71)	(38)	(189)	(153)	(36)
Other charges	(31)	(80)	49	(31)	(105)	74
Minority interest and other	(8)	(36)	28	(1)	(45)	44
Total Corporate	$(153)	$(330)	$177	$(478)	$(585)	$107
Earnings Before Income Taxes	$735	$317	$418	$1,101	$692	$409

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit is segment operating profit adjusted, where applicable, for specified items and timing effects (see items denoted*). Timing effects relate to hedge ineffectiveness and mark-to-market hedge timing effects. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items and timing effects. Segment operating profit and adjusted segment operating profit are non-GAAP financial measures and are not intended to replace earnings before income tax, the most directly comparable GAAP financial measure. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes or any other measure of consolidated operating results under U.S. GAAP.

Consolidated Statements of Earnings
(unaudited)

	Quarter ended June 30		Six months ended June 30
	2014	2013	2014	2013
	(in millions, except per share amounts)
Revenues	$21,494	$22,541	$42,190	$44,268
Cost of products sold	20,322	21,734	40,343	42,705
Gross profit	1,172	807	1,847	1,563
Selling, general, and administrative expenses	426	452	819	888
Asset impairment, exit, and restructuring costs	31	—	31	—
Equity in (earnings) losses of unconsolidated affiliates	(78)	(62)	(210)	(199)
Interest income	(24)	(29)	(46)	(56)
Interest expense	79	107	172	213
Other (income) expense - net	3	22	(20)	25
Earnings before income taxes	735	317	1,101	692
Income taxes	(203)	(91)	(301)	(196)
Net earnings including noncontrolling interests	532	226	800	496
Less: Net earnings (losses) attributable to noncontrolling interests	(1)	3	—	4
Net earnings attributable to ADM	$533	$223	$800	$492

Diluted earnings per common share	$0.81	$0.34	$1.21	$0.74

Average number of shares outstanding	659	663	661	663

Other (income) expense - net consists of:
Gain on sales of assets/business (a)	$(13)	(16)	(34)	(21)
Net loss (gain) on marketable securities transactions	—	(5)	—	(5)
Loss on Australian foreign exchange hedges	—	51	—	51
Other - net	16	(8)	14	—
	$3	$22	$(20)	$25

(a) Current period gain includes individually insignificant disposals in Oilseeds (Q2 $0, YTD $15 million), Ag Services (Q2 $13 million, YTD $20 million), Corporate (Q2 and YTD $1 million) and a loss in Corn (Q2 $1 million, YTD $2 million). Prior period gain includes individually insignificant disposals in Oilseeds (Q2 $6 million, YTD $8 million), Corn (Q2 and YTD $3 million), Ag Services (Q2 $3 million, YTD $6 million), Other (Q2 and YTD $6 million) and a loss in Corporate (Q2 and YTD $2 million).

Summary of Financial Condition
(Unaudited)

	June 30, 2014	June 30, 2013
	(in millions)
NET INVESTMENT IN
Cash and cash equivalents	$1,630	$1,848
Short-term marketable securities	366	181
Operating working capital (a)	11,024	12,042
Property, plant, and equipment	10,110	10,091
Investments in and advances to affiliates	3,419	3,145
Long-term marketable securities	539	720
Other non-current assets	1,204	1,246
	$28,292	$29,273
FINANCED BY
Short-term debt	$233	$1,016
Long-term debt, including current maturities	5,389	6,508
Deferred liabilities	2,451	2,736
Shareholders' equity	20,219	19,013
	$28,292	$29,273

(a)	Current assets (excluding cash and cash equivalents and short-term marketable securities) less current liabilities (excluding short-term debt and current maturities of long-term debt).

Summary of Cash Flows
(unaudited)

	Six months ended June 30
	2014	2013
	(in millions)
Operating Activities
Net earnings	$800	$496
Depreciation and amortization	432	454
Other - net	(180)	(243)
Changes in operating assets and liabilities	(69)	1,641
Total Operating Activities	983	2,348

Investing Activities
Purchases of property, plant and equipment	(398)	(442)
Net assets of businesses acquired	—	(16)
Marketable securities - net	50	324
Other investing activities	91	192
Total Investing Activities	(257)	58

Financing Activities
Long-term debt borrowings	1	20
Long-term debt payments	(1,162)	(260)
Net borrowings (payments) under lines of credit	(129)	(1,787)
Purchases of treasury stock	(493)	(11)
Cash dividends	(315)	(250)
Acquisition of noncontrolling interest	(157)	—
Other	38	16
Total Financing Activities	(2,217)	(2,272)

Increase (decrease) in cash and cash equivalents	(1,491)	134
Cash and cash equivalents - beginning of period	3,121	1,714
Cash and cash equivalents - end of period	$1,630	$1,848

Segment Operating Analysis
(unaudited)

	Quarter ended June 30		Six months ended June 30
	2014	2013	2014	2013
	(in '000s metric tons)
Processed volumes
Oilseeds	7,785	7,382	16,474	15,737
Corn	6,336	6,226	12,085	11,520
Milling and Cocoa	1,788	1,755	3,561	3,486
Total processed volumes	15,909	15,363	32,120	30,743

	Quarter ended June 30		Six months ended June 30
	2014	2013	2014	2013
	(in millions)
Revenues
Oilseeds Processing	$8,841	$9,336	$16,644	$17,479
Corn Processing	3,071	3,638	5,901	6,691
Agricultural Services	9,513	9,530	19,487	20,030
Other	69	37	158	68
Total revenues	$21,494	$22,541	$42,190	$44,268

Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)

	Quarter ended June 30		Six months ended June 30
	2014	2013	2014	2013
Reported EPS (fully diluted)	$0.81	$0.34	$1.21	$0.74
Adjustments:
LIFO (credit) charge (a)	(0.07)	0.04	0.08	0.07
Restructuring/relocation charges (b)	0.03	—	0.03	—
FCPA charges (c)	—	0.03	—	0.06
GrainCorp-related charges (d)	—	0.05	—	0.05
Effective tax rate adjustments (e)	—	—	—	(0.01)
Sub-total adjustments	(0.04)	0.12	0.11	0.17
Adjusted earnings per share (non-GAAP)	$0.77	$0.46	$1.32	$0.91

Memo: Timing effects (gain) loss
Corn (f)	(0.07)	(0.01)	(0.01)	0.03
Cocoa (g)	—	(0.01)	0.03	(0.02)
Sub-total timing effects	(0.07)	(0.02)	0.02	0.01
Adjusted EPS excluding timing effects (non-GAAP)	$0.70	$0.44	$1.34	$0.92

(a)	The company’s pretax changes in its LIFO reserves during the period, tax effected using the company’s U.S. effective income tax rate.

(b)
Relocation of the global headquarters to Chicago, Ill., costs related to integration of Toepfer following the acquisition of the noncontrolling interest, and other restructuring charges totaling $31 million, pretax, tax effected using the applicable tax rates.

(c)	Charges, net of estimated tax, related to settlements with government agencies pertaining to potential violations of anti-corruption practices.

(d)	The loss on Australian dollar foreign exchange hedges tax effected using the Company's U.S. effective income tax rate.

(e)	Impact to EPS due to the change in annual effective tax rate.

(f)
Corn timing effects in the current quarter are comprised of corn hedge ineffectiveness losses of $0.01 per share and ethanol mark-to-market gains of $0.08 per share. The prior period timing item is a gain of $0.01 per share for corn hedge ineffectiveness.

(g)	The company’s pretax cocoa timing effects, tax effected using the company's effective tax rate.

Adjusted EPS and adjusted EPS excluding timing effects reflect ADM’s fully diluted EPS after removal of the effect on Reported EPS of certain specified items and timing effects as more fully described above. Management believes that these are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of ongoing business performance. These non-GAAP financial measures are not intended to replace or be an alternative to Reported EPS, the most directly comparable GAAP financial measure, or any other measures of operating results under GAAP. Earnings amounts in the tables above have been divided by the company’s diluted shares outstanding for each respective quarter in order to arrive at an adjusted EPS amount for each specified item and timing effect.